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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                Transocean Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)


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                          SUPPLEMENT TO PROXY STATEMENT
                  FOR ANNUAL GENERAL MEETING OF TRANSOCEAN INC.
                                  MAY 13, 2004

         The following information, being mailed to shareholders on or about March 29, 2004, supplements and amends the notice of the 2004 annual general meeting of shareholders and the accompanying proxy statement, each dated March 19, 2004, furnished in connection with the solicitation of proxies by the board of directors of Transocean Inc. for use at its annual general meeting to be held on Thursday, May 13, 2004 at 9:00 a.m., at the Royal Pavilion Hotel, St. James, Barbados.

         The information contained in this supplement should be read in conjunction with the proxy statement. There is no change in the time or place of the annual general meeting or the record date to determine shareholders entitled to notice of and to vote at the annual general meeting.

         In early 2004, the board of directors began seeking to identify potential director candidates in an effort to add independent directors to the board. At the time of its last meeting, the board had identified one such candidate, Mr. Robert M. Sprague, who has been nominated for election to the board at the upcoming annual general meeting. In connection with the board's current search efforts to add an independent director in addition to Mr. Sprague, it has identified potential director candidates and is in the process of conducting its normal investigation relative to the background and qualifications of certain of these individuals. After the printing of our proxy statement, it was determined that the investigation process would likely be completed for one or more of the individuals prior to the meeting of the board of directors following the annual general meeting.

         If this investigation process is concluded as anticipated, it is expected that the board will consider increasing the size of the board from 11 to 12 at this upcoming meeting and appointing one of these potential candidates to fill the new board seat resulting from the increase in board size. If a director were to be appointed, it is expected that the director would be placed in the class of directors with terms expiring in 2005. The candidates currently under consideration were initially identified by a search firm retained by the Corporate Governance Committee. The search firm is assisting us in identifying potential board candidates, interviewing those candidates and conducting investigations relative to their background and qualifications.